Exhibit 10.4

CONFORMED COPY

DATED 27 JUNE 2007

WYNN RESORTS (MACAU) S.A.

as Company

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

as Hotel Facility Agent

and

CERTAIN FINANCIAL INSTITUTIONS

as Hotel Facility Lenders

HOTEL FACILITY AGREEMENT

SECOND AMENDMENT AGREEMENT

THIS AGREEMENT is dated 27th June 2007 and made between:

(1)	WYNN RESORTS (MACAU) S.A. (the “Company”);

(2)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED (the “Hotel Facility Agent”); and

(3)	THE FINANCIAL INSTITUTIONS named on the signing pages as Hotel Facility Lenders.

RECITALS:

(A)	The Company proposes to further expand the Projects.

(B)	The Secured Parties have agreed to amend certain Senior Finance Documents and enter into additional Senior Finance Documents and the Lenders have agreed to increase the total size of the Facilities originally provided thereunder in connection with the Diamond Expansion and for the general corporate purposes of the Group (including investment in Excluded Subsidiaries, Excluded Projects or Resort Management Agreements).

(C)	It has been agreed to amend the Hotel Facility Agreement as set out below.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Incorporation of defined terms

1.1.1	Unless a contrary indication appears, a term defined in or by reference in the Schedule has the same meaning in this Agreement.

1.1.2	The principles of construction and rules of interpretation referred to set out or referred to in the Schedule shall have effect as if set out in this Agreement.

1.2	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

2.	AMENDMENT

With effect from the Effective Date, the Hotel Facility Agreement shall be amended so that it shall be read and construed for all purposes as set out in the Schedule (Amended Hotel Facility Agreement).

3.	CONTINUITY AND FURTHER ASSURANCE

3.1	Continuing obligations

The provisions of the Hotel Facility Agreement shall, save as amended by this Agreement, continue in full force and effect.

3.2	Further assurance

The Company shall, upon the written request of the Hotel Facility Agent and at its own expense, do all such acts and things reasonably necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

4.	MISCELLANEOUS

4.1	Incorporation of terms

The provisions of clause 1.3 (Third Party Rights), clause 1.4 (Non-recourse Liability) and clause 18 (Jurisdiction) of the Schedule shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “Agreement” are references to this Agreement and cross-references to specified clauses thereof are references to the equivalent clauses set out or incorporated herein.

4.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.	GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SIGNATURES

The Company

WYNN RESORTS (MACAU) S.A.

By:	/s/ MATTHEW MADDOX

Address:	335-341 Alameda Dr. Carlos d’Assumpção
9th Floor
Hotline Center
Macau

Telephone:	(853) 2888 9966

Fax:	(853) 2832 9966

Attention:	Chief Financial Officer

Copy to:

Wynn Resorts, Limited

Address:	3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
USA

Tel:	(1) 702 770 2112

Fax:	(1) 702 770 1518

Attention:	General Counsel

The Hotel Facility Agent

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

By:	/s/ SUNNY LUI SUN PENG /s/ KENNETH CHOI

Address:	Level 38, Three Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5665 / (852) 2166 5667

Fax:	(852) 2804 6215

Attention:	Michael Poon / Kenneth Choi

Copy to:

Société Générale Asia Limited

Address:	Level 38, 3 Pacific Place 1 Queen’s Road East Hong Kong

Tel:	(852) 2166 5414/(852) 2166 5316

Fax:	(852) 2868 1874

Attention:	Kenny Chan/Karen Cheung
Commercial Back Office - Loans

The Hotel Facility Lender

SOCIÉTÉ GÉNÉRALE, NEW YORK BRANCH

By:	/s/ PATRICIA WRIGHT

Address:	1221 Avenue of the Americas, 10th Floor New York NY 10020

Tel:	(1) 212 278 5448

Fax:	(1) 212 278 7614

Attention:	Jerry Parisi

SCHEDULE

AMENDED HOTEL FACILITY AGREEMENT

DATED 14 SEPTEMBER 2004

WYNN RESORTS (MACAU) S.A.

as Company

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

as Hotel Facility Agent

and

THE HOTEL FACILITY LENDERS

referred to herein

HOTEL FACILITY AGREEMENT

(As amended by the Hotel Facility Agreement Amendment

Agreement dated 14 September 2005 and the Hotel Facility

Second Amendment Agreement dated June 27 2007)

Schedule 1	THE HOTEL FACILITY LENDERS	21

Schedule 2	REPAYMENT SCHEDULE	22

THIS AGREEMENT is made on 14 September 2004

BETWEEN:

(1)	WYNN RESORTS (MACAU) S.A. (the “Company”);

(2)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED (the “Hotel Facility Agent”); and

(3)	THE HOTEL FACILITY LENDERS (as defined below).

WHEREAS:

The Hotel Facility Lenders have agreed to make certain loan facilities available to the Company in connection with the Hotel Project upon the terms and subject to the conditions set out in this Agreement and the Common Terms Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless otherwise defined herein, all terms defined or referred to in the Common Terms Agreement shall have the same meaning herein and in addition:

“Available Commitment” means, in relation to a Hotel Facility Lender at any time and save as otherwise provided herein, the aggregate US dollar equivalent amount of Available Tranche A Commitment and Available Tranche B Commitment of such Hotel Facility Lender.

“Available Facility” means, at any time, the aggregate US dollar equivalent amount of the Available Tranche A Facility and the Available Tranche B Facility.

“Available Tranche A Commitment” means, in relation to a Hotel Facility Lender at any time, the amount set out opposite its name under the column entitled “Tranche A Commitment” in Schedule 1 (The Hotel Facility Lenders) less:

(a)	its Existing Participation in respect of the Tranche A Facility;

(b)	any amounts of the Available Tranche A Commitment of such Hotel Facility Lender cancelled pursuant to Clause 8 (Repayments, Prepayments and Cancellation) of the Common Terms Agreement or otherwise reduced pursuant to the terms hereof and/or the Common Terms Agreement;

(c)	the aggregate amount of Tranche A Advances which have been made by such Hotel Facility Lender at such time on or after the Effective Date; and

(d)	in relation to any Advance Request, the amount of any Tranche A Advance due to be made on or before the proposed Advance Date.

“Available Tranche B Commitment” means, in relation to a Hotel Facility Lender at any time, the amount set out opposite its name under the column entitled “Tranche B Commitment” in Schedule 1 (The Hotel Facility Lenders) less:

(a)	its Existing Participation in respect of the Tranche B Facility;

(b)	any amounts of the Available Tranche B Commitment of such Hotel Facility Lender cancelled pursuant to Clause 8 (Repayments, Prepayments and Cancellation) of the Common Terms Agreement or otherwise reduced pursuant to the terms hereof and/or the Common Terms Agreement;

(c)	the aggregate amount of Tranche B Advances which have been made by such Hotel Facility Lender at such time on or after the Effective Date; and

(d)	in relation to any Advance Request, the amount of any Tranche B Advance due to be made on or before the proposed Advance Date.

“Available Tranche A Facility” means, at any time, the aggregate amount of the Available Tranche A Commitments of all the Hotel Facility Lenders at such time.

“Available Tranche B Facility” means, at any time, the aggregate amount of the Available Tranche B Commitments of all the Hotel Facility Lenders at such time.

“Common Terms Agreement” means the common terms agreement dated 14 September 2004 and made between, among others, the Company, the financial institutions defined therein as Hotel Facility Lenders, Project Facility Lenders and Revolving Credit Facility Lenders, the Hotel Facility Agent, the Project Facility Agent, the Intercreditor Agent and the Security Agent, as amended and restated by the Common Terms Agreement Amendment Agreement and the Common Terms Agreement Second Amendment Agreement.

“Existing Participation” means, in relation to each Hotel Facility Lender in respect of any Hotel Facility as at the Effective Date, the product of the commitment amount set out opposite its name in the column for that Hotel Facility in Schedule 1 (The Hotel Facility Lenders) and the Participation Proportion.

“HIBOR” means, in relation to any Tranche B Advance:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for HK dollars or for the Interest Period for that Hotel Facility Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Hotel Facility Agent at its request quoted by the Reference Banks to leading banks in the Hong Kong interbank market, at or about 11.00 a.m. (Hong Kong time) on the Quotation Day for the offering of deposits in HK dollars for a period comparable to the Interest Period for that Hotel Facility Advance.

“Hotel Facility” means the Tranche A Facility and the Tranche B Facility.

“Hotel Facility Advance” means, as the context may require, a Tranche A Advance or a Tranche B Advance and “Hotel Facility Advances” shall mean each Tranche A Advance and Tranche B Advance or any of them.

“Hotel Facility Lender” means a Tranche A Facility Lender or a Tranche B Facility Lender.

“Hotel Finance Documents” means:

(a)	this Agreement;

(b)	the Common Terms Agreement;

(c)	any other Senior Finance Document to which a Hotel Facility Lender is a party in its capacity as a Hotel Facility Lender; and

(d)	any other document designated as such by the Hotel Facility Agent and the Company.

“Hotel Finance Parties” means the Hotel Facility Agent and the Hotel Facility Lenders.

“Hotel Loan” means the aggregate principal amount for the time being outstanding hereunder.

“LIBOR” means, in relation to any Tranche A Advance:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for US dollars or for the Interest Period for that Hotel Facility Advance) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Hotel Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, at or about 11:00 a.m. (London time) on the Quotation Day for the offering of deposits in US dollars and for a period comparable to the Interest Period for that Hotel Facility Advance.

“Majority Hotel Facility Lenders” means a Hotel Facility Lender or Hotel Facility Lenders whose US dollar equivalent participations in the Hotel Facility Advances then outstanding and undrawn Available Commitments amount in aggregate to more than 50% of the US dollar equivalent of the sum of all Hotel Facility Advances then outstanding and undrawn Available Commitments.

“Margin” means in relation to any Hotel Facility Advance hereunder, 1.75% per annum but, if the Quarterly Date falling on the last day of the first full Fiscal Quarter of the Company following the Diamond Opening Date has occurred, the Leverage Ratio as at the most recent Quarterly Date is within the range set out below and the

Intercreditor Agent has received, in accordance with paragraphs 1 and 2 of Part A of Schedule 5 (Covenants) of the Common Terms Agreement, the Company’s financial statements for the period ending on such Quarterly Date together with the Compliance Certificate required thereunder then, provided (in the case of any decrease in the Margin) no Default has occurred and is continuing, the Margin will be the percentage per annum specified for that range:

Leverage Ratio	Margin
Less than 3.0	1.25%
Greater than or equal to 3.0 but less than 4.0	1.50%
Greater than or equal to 4.0 but less than 4.5	1.75%
4.5 or above	2.00%

Any increase or decrease in the Margin shall take effect from the Business Day following the satisfaction of the conditions specified above (or, where such Business Day falls less than five Business Days before the end of the then current Interest Period, from the commencement of the next Interest Period).

“Participation Proportion” means, in relation to the Existing Participation of any Hotel Lender,

1	—	X – Y
X

where:	X is the sum of USD10,250,000 and the US dollar equivalent, as at the Effective Date, of HKD639,600,000

Y is the US dollar equivalent, as at the Effective Date, of the sum of the principal amounts outstanding under the Hotel Facility Agreement, the Project Facility Agreement and the Additional Lender Facility Agreement immediately prior to the Effective Date, and “US dollar equivalent” means, for these purposes, in respect of any HK dollar amount, that amount converted into US dollars at such Hotel Lender’s spot rate of exchange for the purchase of HK dollars with US dollars in the New York foreign exchange market at or about 11.00 am two Business Days prior to the Effective Date.

“Party” means a party to this Agreement.

“Reference Banks” means, in relation to:

(a)	LIBOR, the principal London offices of Deutsche Bank AG, Société Générale and Citibank, N.A.; and

(b)	HIBOR, the principal Hong Kong offices of Deutsche Bank AG, Société Générale and Citibank, N.A.,

or such other bank or banks designated from time to time by the Hotel Facility Agent provided that the consent of the Company shall be required if such designation is made prior to an occurrence of an Event of Default which is continuing.

“Screen Rate” means, in relation to:

(a)	LIBOR, the British Bankers’ Association Interest Settlement Rate for US dollars for the relevant period, displayed on the appropriate page (being currently “LIBOR01”) of the Reuters Monitor Money Rates Service screen; and

(b)	HIBOR, the rate designated as “FIXING@11:00” (or any other designation which may from time to time replace that designation or, if no such designation appears, the arithmetic average (rounded upwards, to four decimal places) of the displayed rates for the relevant period) appearing under the heading “HONG KONG INTERBANK OFFERED RATES (HK DOLLAR)” on the Reuters Screen HIBOR1=R Page.

If the agreed page is replaced or service ceases to be available, the Hotel Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Hotel Facility Lenders.

“Tranche A Advance” means an advance (as from time to time reduced by repayment in accordance with the terms hereof or the Common Terms Agreement) made or to be made by the Tranche A Facility Lenders under the Tranche A Facility.

“Tranche A Facility” means the US dollar term loan facility granted to the Company under Clause 3.1.1 (Grant of the Hotel Facilities).

“Tranche A Facility Lender” means any commercial bank, financial institution or other entity which:

(a)	is named in Schedule 1 (The Hotel Facility Lenders) as a Tranche A Facility Lender; or

(b)	has become party hereto as a Tranche A Facility Lender in accordance with Clause 13 (Changes to the Parties),

and which has not ceased to be a party hereto in accordance with the terms hereof.

“Tranche B Advance” means an advance (as from time to time reduced by repayment in accordance with the terms hereof or the Common Terms Agreement) made or to be made by the Tranche B Facility Lenders under the Tranche B Facility.

“Tranche B Facility” means the HK dollar term loan facility granted to the Company under Clause 3.1.2 (Grant of the Hotel Facilities).

“Tranche B Facility Lender” means any commercial bank, financial institution or other entity which:

(a)	is named in Schedule 1 (The Hotel Facility Lenders) as a Tranche B Facility Lender; or

(b)	has become party hereto as a Tranche B Facility Lender in accordance with Clause 13 (Changes to the Parties),

and which has not ceased to be a party hereto in accordance with the terms hereof.

1.2	Interpretation

In this Agreement:

1.2.1	the principles of construction contained in Clause 1.2 (Principles of Construction) of the Common Terms Agreement and the rules of interpretation contained in Clause 1.3 (Rules of Interpretation) of the Common Terms Agreement shall apply to the construction and interpretation of this Agreement;

1.2.2	any reference to the “Hotel Facility Agent” or “Hotel Facility Lender” shall be construed so as to include its or their (and any subsequent) successors and any permitted transferees in accordance with their respective interests; and

1.2.3	references in this Agreement to any Clause or Schedule shall be to a clause or schedule contained in this Agreement.

1.3	Third Party Rights

1.3.1	The Contracts (Rights of Third Parties) Act 1999 applies to Clause 1.4 (Non-recourse Liability) but only for the benefit of the Operatives and subject always to the terms of Clause 17 (Governing Law) and Clause 18 (Jurisdiction).

1.3.2	Except as provided in sub-clause 1.3.1 above, a Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.3.3	Save as provided by the Common Terms Agreement, the consent of any Person who is not a party to this Agreement is not required to rescind or vary this Agreement.

1.4	Non-recourse Liability

Notwithstanding any provision in the Senior Finance Documents to the contrary, no Operative shall be personally liable for payments due hereunder or under any of the Senior Finance Documents or for the performance of any obligation hereunder or thereunder, save, in relation to any Operative, pursuant to any Senior Finance Document to which such Operative is party. The sole recourse of the Hotel Finance Parties for satisfaction of any of the obligations of any of the Obligors hereunder and under the other Senior Finance Documents shall be against the Obligors, and not against any assets or property of any Operative save to the extent such Operative is party to a Senior Finance Document and is expressed to be liable for such obligation thereunder. In the case of Mr Wong Chi Seng, his liability shall be limited to his shares in the Company.

2.	COMMON TERMS AGREEMENT

This Agreement and the rights and obligations of the parties hereto shall be subject to the terms and conditions of the Common Terms Agreement which shall be deemed to be incorporated into this Agreement. In the case of any conflict between the terms of this Agreement and the terms of the Common Terms Agreement, the terms of this Agreement shall prevail.

3.	THE HOTEL FACILITY

3.1	Grant of the Hotel Facilities

3.1.1	Tranche A Facility

The Tranche A Facility Lenders grant to the Company, upon the terms and subject to the conditions hereof, a US dollar term loan facility in an aggregate amount of USD10,250,000.

3.1.2	Tranche B Facility

The Tranche B Facility Lenders grant to the Company, upon the terms and subject to the conditions hereof, a HK dollar term loan facility in an aggregate amount of HKD639,600,000.

4.	PURPOSE

The Company shall apply all amounts borrowed by it under the Hotel Facility to finance Project Costs incurred or to be incurred in connection with the Hotel Project.

5.	CONDITIONS PRECEDENT

The provisions of Clause 2 (Conditions Precedent) of the Common Terms Agreement are incorporated by reference herein as if the same were set out in full herein.

6.	AVAILABILITY OF THE HOTEL FACILITY

6.1	Drawdown of Advances

The provisions of Clause 3 (Drawdown of Advances) and Clause 4.1 (Hotel Facility Availability Period) of the Common Terms Agreement are incorporated by reference herein as if the same were set out in full herein.

6.2	Each Hotel Facility Lender’s Participation

6.2.1	It is acknowledged and agreed that, as at the Effective Date, the amounts of each Tranche A Advance and each Tranche B Advance made and outstanding hereunder and the participation of each Hotel Facility Lender therein are equal to, respectively, the Existing Participation of that Hotel Lender in respect of the Tranche A Facility and the Tranche B Facility and the terms of this Agreement and each other Senior Finance Document shall apply as between the parties hereto and thereto accordingly.

6.2.2	Each Tranche A Facility Lender will participate through its Facility Office in each Tranche A Advance made pursuant to Clause 6.1 (Drawdown of Advances) in the proportion borne by its Available Tranche A Commitment to the Available Tranche A Facility immediately prior to the making of that Tranche A Advance.

6.2.3	Each Tranche B Facility Lender will participate through its Facility Office in each Tranche B Advance made pursuant to Clause 6.1 (Drawdown of Advances) in the proportion borne by its Available Tranche B Commitment to the Available Tranche B Facility immediately prior to the making of that Tranche B Advance.

6.3	Reduction of Available Commitment

If a Hotel Facility Lender’s Available Tranche A Commitment or, as the case may be, Available Tranche B Commitment is reduced in accordance with the terms hereof or the Common Terms Agreement after the Intercreditor Agent or the Hotel Facility Agent has received an Advance Request for a Tranche A Advance or, as the case may be, a Tranche B Advance and such reduction was not taken into account in the Available Tranche A Facility or, as the case may be, the Available Tranche B Facility, then the amount of that Tranche A Advance or, as the case may be, Tranche B Advance shall be reduced accordingly.

7.	REPAYMENT

7.1	Repayment

Subject to Clause 7.2 (Final Maturity), the Company shall repay the Hotel Loans in quarterly instalments by repaying on each Repayment Date amounts equal to the percentage set out next to the relevant Repayment Date in Schedule 2 (Repayment Schedule) of the aggregate US dollar denominated Hotel Facility Advances and the aggregate HK dollar denominated Hotel Facility Advances outstanding as at the end of the last day of the Hotel Facility Availability Period.

7.2	Final maturity

The Company shall repay on the Final Repayment Date all amounts outstanding or due and payable under the Hotel Facility on that day.

7.3	No re-borrowing

The Company may not re-borrow any part of the Hotel Facility which is repaid.

8.	PREPAYMENT AND CANCELLATION

All prepayments of Hotel Facility Advances and cancellation of Available Commitments shall be made in accordance with Clause 8 (Repayments, Prepayments and Cancellation) of the Common Terms Agreement.

9.	INTEREST

9.1	Calculation of Interest

The rate of interest on each Hotel Facility Advance for each Interest Period is the percentage rate per annum which is the aggregate of:

9.1.1	the Margin; and

9.1.2	LIBOR (in the case of a Tranche A Advance) or HIBOR (in the case of a Tranche B Advance).

9.2	Payment of interest

Accrued interest on each Hotel Facility Advance is payable by the Company on the last day of each Interest Period relating to that Hotel Facility Advance.

9.3	Default Interest

Default interest shall be calculated and paid in accordance with Clause 9.4 (Default Interest) of the Common Terms Agreement.

10.	INTEREST PERIODS

The duration of each Interest Period shall be determined in accordance with Clause 9.3 (Interest Periods) of the Common Terms Agreement.

11.	NOTIFICATION

11.1	Advances

Promptly, and in any event, not less than 4 Business Days before the proposed Advance Date for each Hotel Facility Advance, the Hotel Facility Agent shall notify each Hotel Facility Lender of the proposed amount of the relevant Hotel Facility Advance and the aggregate principal amount of the relevant Hotel Facility Advance allocated to such Hotel Facility Lender pursuant to Clause 6.2 (Each Hotel Facility Lender’s Participation) and each Hotel Facility Lender shall, on such Advance Date, subject to the terms and conditions of this Agreement, make available to the Hotel Facility Agent for the account of the Company its said portion of such Hotel Facility Advance.

11.2	Interest rate determination

The Hotel Facility Agent shall promptly notify the Company and the Hotel Facility Lenders of each determination of LIBOR and HIBOR under this Agreement.

11.3	Changes to interest rates

The Hotel Facility Agent shall promptly notify the Company and the Hotel Facility Lenders of any change to any interest rate occasioned by the operation of Clause 10 (Changes to the calculation of interest) of the Common Terms Agreement.

11.4	Interest payment and repayment instalments

Without prejudice to the Company’s obligation to make any interest payment or to pay any repayment instalment on the due date, the Hotel Facility Agent shall provide to the Company and each Hotel Facility Lender (with a copy to the Intercreditor Agent) a notice setting out the relevant scheduled payment of interest and scheduled repayment of principal under this Agreement at least 15 Business Days before such amounts fall due for payment by the Company.

12.	[NOT USED]

13.	CHANGES TO THE PARTIES

13.1	Transfers by the Hotel Facility Agent

The Hotel Facility Agent may resign in accordance with the Common Terms Agreement and may assign and transfer all of its rights and obligations under the Hotel Finance Documents to a replacement Hotel Facility Agent appointed in accordance with the terms of the Common Terms Agreement.

13.2	Transfers by the Company

The Company may not assign, transfer, novate or dispose of any of its rights or obligations under the Hotel Finance Documents.

13.3	Transfers by the Hotel Facility Lenders

A Hotel Facility Lender may assign, transfer or novate any of its rights and/or obligations under the Hotel Finance Documents in accordance with Clause 21.4 (Assignment and Transfer by Lenders), Clause 21.5 (Assignments by Lenders) and Clause 21.6 (Transfers by Lenders) of the Common Terms Agreement.

13.4	Assignment and Transfer Fees

On the date upon which an assignment takes effect pursuant to Clause 21.5 (Assignments by Lenders) of the Common Terms Agreement or a transfer takes effect pursuant to Clause 21.6 (Transfers by Lenders) of the Common Terms Agreements, the relevant assignee or Transferee shall pay to the Intercreditor Agent for its own account a fee in accordance with Clause 21.7 of the Common Terms Agreement.

14.	PAYMENTS

14.1	Payments

14.1.1	All payments under this Agreement shall be made in accordance with Clause 26 (Payment Mechanics) of the Common Terms Agreement.

14.1.2

Subject to Clause 26 (Payment Mechanics) of the Common Terms Agreement, on each date on which this Agreement requires an amount to be paid by the Company or a Hotel Facility Lender, the Company or, as the case may be, such Hotel Facility Lender shall make the same available to the Hotel Facility

Agent for value on such due date and at such time and in such funds and to such account with such bank as the Hotel Facility Agent shall specify from time to time.

14.2	Partial Payments

14.2.1	If the Hotel Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Company to the Hotel Facility Lenders under the Hotel Finance Documents, the Hotel Facility Agent shall apply that payment towards the obligations of the Company under the Hotel Finance Documents in the following order:

(a)	first, in or towards payment pro rata of all amounts paid by the Hotel Facility Lenders under Clause 23.15 (Indemnity to Intercreditor Agent) of the Common Terms Agreement but which have not been reimbursed by the Company;

(b)	secondly, in or towards payment pro rata of all amounts paid by the Hotel Facility Lenders under Clause 15.3 (Indemnity to Hotel Facility Agent) but which have not been reimbursed by the Company;

(c)	thirdly, in or towards payment pro rata of all costs and expenses incurred by the Hotel Facility Lenders which the Company is obliged to reimburse;

(d)	fourthly, in or towards payment pro rata of all accrued but unpaid fees and commissions due to the Hotel Facility Lenders under the Hotel Finance Documents;

(e)	fifthly, in or towards payment pro rata of all accrued but unpaid interest (including default interest) due to the Hotel Facility Lenders under the Hotel Finance Documents;

(f)	sixthly, in or towards payment pro rata of any principal due to the Hotel Facility Lenders under the Hotel Finance Documents but unpaid; and

(g)	seventhly, in or towards payment pro rata of any other sum due to the Hotel Facility Lenders under the Hotel Finance Documents but unpaid.

14.2.2	The Hotel Facility Agent shall, if so directed by the Majority Hotel Facility Lenders, vary the order set out in sub-clause 14.2.1 above.

14.2.3	Sub-clause 14.2.1 above will override any appropriation made by the Company.

15.	DECISION MAKING AMONGST HOTEL FACILITY LENDERS

15.1	Decisions

Save as otherwise set out herein and subject to the Common Terms Agreement, the required Senior Secured Creditors for the purpose of any decision within the scope of Clause 34.2 (Amendment and waiver of Facility Agreements) of the Common Terms Agreement) relating to this Agreement shall be the Hotel Facility Agent acting on the instructions of the Majority Hotel Facility Lenders.

15.2	Failure to Give Instructions

If the Hotel Facility Agent gives notice to the Hotel Facility Lenders requesting their specific instructions on any matter referred to in Clause 15.1 (Decisions) and it specifies in such notice that the Hotel Facility Lenders are to give such instructions by a certain date and time specified in such notice, any Hotel Facility Lender which fails to respond by the date and time so specified shall have its portion of the Hotel Facility Advances and its Available Commitment disregarded for all purposes of determining whether instructions have been given to the Hotel Facility Agent by the Majority Hotel Facility Lenders (and, for the purposes of determining the Available Facility or the amount of all Hotel Facility Advances outstanding, the Available Commitments and portion of Hotel Facility Advances of such Hotel Facility Lender shall be deducted).

15.3	Indemnity to Hotel Facility Agent

15.3.1	Each Hotel Facility Lender shall, rateably in accordance with the proportion that the US dollar equivalent of the sum of its Available Commitments and its participations in any outstanding Hotel Facility Advances bear to the US dollar equivalent of the aggregate of the Available Commitments and such participations of all the Hotel Facility Lenders (or, if all such amounts have been reduced to zero, such proportion determined immediately prior to such reduction) for the time being, indemnify the Hotel Facility Agent, within fifteen days of demand, against any cost, loss or liability incurred by the Hotel Facility Agent (other than by reason of the negligence or wilful misconduct of the Hotel Facility Agent) in acting as Hotel Facility Agent under any of the Senior Finance Documents (unless the Hotel Facility Agent has been reimbursed by the Company pursuant to a Senior Finance Document).

15.3.2	Provided that the Company is required to reimburse or indemnify the Hotel Facility Agent for such cost, loss or liability in accordance with the terms of the Senior Finance Documents, the Company shall, within fifteen days of demand in writing by any Hotel Facility Lender, indemnify such Hotel Facility Lender in relation to any payment actually made by such Hotel Facility Lender pursuant to Clause 15.3.1 above.

16.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

17.	GOVERNING LAW

This Agreement shall be governed by English law.

18.	JURISDICTION

18.1	Jurisdiction of English courts

18.1.1	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) (a “Dispute”).

18.1.2	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly they will not argue to the contrary.

18.1.3	This Clause 18.1 (Jurisdiction of English Courts) is for the benefit of the Hotel Finance Parties only. As a result, no Hotel Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law and the Senior Finance Documents, the Hotel Finance Parties may take concurrent proceedings in any number of jurisdictions.

18.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Company:

18.2.1	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

18.2.2	agrees that failure by a process agent to notify the Company of the process will not invalidate the proceedings concerned.

SCHEDULE 1

THE HOTEL FACILITY LENDERS

Hotel Facility Lender	Tranche A Commitment (USD)	Tranche B Commitment (HKD)
Société Générale, New York Branch	10,250,000	639,600,000
Total	10,250,000	639,600,000

SCHEDULE 2

REPAYMENT SCHEDULE

Repayment Date	Percentage (%)
First Repayment Date	8 1/3
Second Repayment Date	8 1/3
Third Repayment Date	8 1/3
Fourth Repayment Date	8 1/3
Fifth Repayment Date	8 1/3
Sixth Repayment Date	8 1/3
Seventh Repayment Date	8 1/3
Eighth Repayment Date	8 1/3
Ninth Repayment Date	8 1/3
Tenth Repayment Date	8 1/3
Eleventh Repayment Date	8 1/3
Twelfth Repayment Date	8 1/3